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                                                        Exhibit 11(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statements of Additional Information constituting part of this Post-Effective Amendment
No. 31 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 9, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of The Hudson River Trust, which are also incorporated by reference into such Statements of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Prospectuses and in the Prospectus Supplement constituting part of this Registration Statement and to the references to us under the heading "Other Services -- Independent Accountants" and "Financial Statements" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York
February 23, 1998